As filed with the Securities and Exchange Commission on May 13, 2002

Registration No. 333-_______

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
Under
The Securities Act of 1933

ACTION PERFORMANCE COMPANIES, INC.
(Exact name of Registrant as specified in its charter)

Arizona	86-0704792

(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

4707 East Baseline Road
Phoenix, Arizona 85042
(Address of Principal Executive Offices)(Zip Code)

First Amended and Restated 2000 Stock Option Plan
(Full Title of the Plan)

FRED W. WAGENHALS
CHAIRMAN OF THE BOARD, PRESIDENT, AND CHIEF EXECUTIVE OFFICER
4707 East Baseline Road, Phoenix, Arizona 85042
(602) 337-3700
(Name, Address, and Telephone number, Including Area Code, of Agent for Service)

Copies to:

ROBERT S. KANT, ESQ.
SCOTT K. WEISS, ESQ.
GREENBERG TRAURIG, LLP
2375 E. Camelback Road, Suite 700
Phoenix, Arizona 85016
(602) 445-8000

This Registration Statement shall become effective immediately upon filing with the Securities and Exchange Commission, and sales of the registered securities will begin as soon as reasonably practicable after such effective date.

CALCULATION OF REGISTRATION FEE

Title of securities	Amount to be	Proposed maximum	Proposed maximum	Amount of
to be registered	registered (1)	offering price per share	aggregate offering price	registration fee

Common Stock, par value $0.01 per share	1,000,000 Shares	$43.80 (2)	$43,800,000	$4,029.60

(1)	Represents shares issuable under the 2000 Stock Option Plan. This Registration Statement shall also cover any additional shares of Common Stock which become issuable under the 2000 Stock Option Plan by reason of any stock dividend, stock split, recapitalization, or any other similar transaction without receipt of consideration which results in an increase in the number of outstanding shares of Common Stock of Action Performance Companies, Inc.

(2)	Calculated for purposes of this offering under Rule 457(h) and Rule 457(c) of the Securities Act of 1933, as amended, using the average of the high and low sales prices for the Common Stock of Action Performance Companies, Inc. on May 9, 2002, as reported on the New York Stock Exchange..

(3)	The number of shares of Common Stock for which awards may be granted under the 2000 Stock Option Plan shall not exceed in the aggregate 13% of the issued shares of Common Stock, provided that the number of shares that may be issued under the Plan shall not exceed 3,000,000 shares.

PART II

Information Required in the Registration Statement

         Action Performance Companies, Inc. (the “Registrant”) hereby incorporates by reference into this Registration Statement, pursuant to General Instruction E to Form S-8, the contents of the Registrant’s Registration Statement on Form S-8 (No. 333-62576) and amendments thereto as filed with the Securities and Exchange Commission (the “Commission”).

Item 8.	Exhibits

Exhibit
Number	Exhibit

5	Opinion and consent of Greenberg Traurig, LLP

10.68	First Amended and Restated 2000 Stock Option Plan

23.1	Consent of Greenberg Traurig, LLP is contained in Exhibit 5

23.2	Consent of Independent Public Accountants — Arthur Andersen LLP

24	Power of Attorney (included on signature page)

Item 9.	Undertakings

                  A. The undersigned Registrant hereby undertakes:

                           (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

                           (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                           (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                  B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference into the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  C. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

II.1

SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Phoenix, State of Arizona, on this 8th day of May, 2002.

ACTION PERFORMANCE COMPANIES, INC.

By:	/s/ Fred W. Wagenhals

Fred W. Wagenhals, Chairman of the Board,

President, and Chief Executive Officer

(Principal Executive Officer)

POWER OF ATTORNEY

                  KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints jointly and severally, Fred W. Wagenhals and R. David Martin and each of them, as his true and lawful attorney-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

                  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Position	Date

/s/ Fred W. Wagenhals Fred W. Wagenhals	Chairman of the Board, President, and Chief Executive Officer (Principal Executive Officer)	May 8, 2002

/s/ R. David Martin R. David Martin	Chief Financial Officer, Secretary, Treasurer, and Director (Principal Financial and Accounting Officer)	May 8, 2002

/s/ Melodee L. Volosin Melodee L. Volosin	Executive Vice President – Sales and Director	May 8, 2002

/s/ John S. Bickford, Sr. John S. Bickford, Sr.	Executive Vice President – Strategic Alliances and Director	May 8, 2002

/s/ Edward J. Bauman Edward J. Bauman	Director	May 8, 2002

/s/ Herbert M. Baum Herbert M. Baum	Director	May 8, 2002

/s/ Lowell L. Robertson Lowell L. Robertson	Director	May 8, 2002

/s/ Robert L. Matthews Robert L. Matthews	Director	May 8, 2002

Index to Exhibits

Exhibit
Number	Exhibit

5	Opinion and consent of Greenberg Traurig, LLP

10.68	First Amended and Restated 2000 Stock Option Plan

23.1	Consent of Greenberg Traurig, LLP is contained in Exhibit 5

23.2	Consent of Independent Public Accountants — Arthur Andersen LLP

24	Power of Attorney (included on signature page)